Exhibit 10(a)35

AMENDMENT NO. 2 TO THE
CASH BALANCE EQUALIZATION PLAN OF
ENTERGY CORPORATION AND SUBSIDIARIES
(Effective July 1, 2014)
This Amendment, effective January 1, 2021, is made by Entergy Corporation to the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, effective July 1, 2014 and executed on June 30, 2014 (hereinafter referred to as the “Plan”).
Pursuant to Section 8.01 of the Plan, and as authorized by the Personnel Committee at its January 28, 2021 meeting, Entergy Corporation does hereby amend and modify the Plan in the following respects:

1.Form of Benefit Payment.

A new Section 4.04 of the Plan, “Distribution for Payment of Payroll Taxes,” shall be added to Article IV to read as follows:

“4.04    Distribution for Payment of Payroll Taxes. The Administrator may direct the Employer to pay an amount equal to the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Section 3101, Code Section 3121(a), and Code Section 3121(v)(2) upon the amount accrued under this Plan as of the date the Participant becomes vested in the Qualified Plan and subsequently upon each annual vested pay credit accrued under this Plan for a calendar year. Additionally, the Administrator may direct the Employer to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA tax amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. Notwithstanding anything in the Plan to the contrary, the Separation Benefit and the Death Benefit shall be reduced by the payments made by the Employer pursuant to this Section 4.04, adjusted for interest at the applicable Annual Interest Crediting Rates provided in the Qualified Plan. Notwithstanding anything herein to the contrary, the total payments under this Section 4.04 shall not exceed the aggregate of the FICA tax amounts due, and the income tax withholding related to such FICA tax amounts.”

    Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and effect, and Entergy Corporation hereby ratifies and confirms the Cash Balance Equalization Plan of Entergy Corporation and Subsidiaries, effective July 1, 2014 and executed on June 30, 2014, as amended herein.

    IN WITNESS WHEREOF, this Amendment is executed on this 9th day of February, 2021.
ENTERGY CORPORATION
through its duly authorized representative

_/s/ Kathryn Collins______________________
                        KATHRYN COLLINS
                        Senior Vice President, HR and
                        Chief Human Resources Officer
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